EXHIBIT 99.1

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is entered into as of June 4, 2004 by and between PROSOFTTRAINING, a Nevada corporation (the “Company”), and HUNT CAPITAL GROWTH FUND II, L.P. (“Hunt”), a Delaware limited partnership.

RECITALS:

WHEREAS, the Company and Hunt are parties to that certain Securities Purchase Agreement, dated as of November 22, 1999, as amended by that certain First Amendment to Securities Purchase Agreement, dated as of October 16, 2001 (as amended, the “1999 Purchase Agreement”), pursuant to which:

(i) the Company sold to Hunt 1,142,857 shares (the “1999 Shares”) of the common stock, $.001 par value per share, of the Company (“Common Stock”);

(ii) the Company and Hunt entered into that certain Warrant Agreement, dated as of November 22, 1999 (the “1999 Warrant Agreement”), pursuant to which the Company issued to Hunt warrants to purchase 350,000 shares of the Company’s Common Stock at an exercise price of $0.01 per share (the “1999 Warrant Shares”), represented by that certain Warrant Certificate No. WR-99-63, dated as of November 22, 1999, representing 100,000 warrants, and that certain Warrant Certificate No. WR-99-64, dated as of November 22, 1999, representing 250,000 warrants (collectively, the “1999 Warrants”); and

(iii) the Company and Hunt entered into that certain Registration Rights Agreement, dated as of November 22, 1999, as amended by that certain First Amendment to Registration Rights Agreement, dated as of October 16, 2001 (as amended, the “Registration Rights Agreement”); and

WHEREAS, the Company and Hunt are parties to that certain Securities Purchase Agreement, dated June 27, 2000 (the “2000 Purchase Agreement”), pursuant to which the Company sold to Hunt 136,363 shares of Common Stock (the “2000 Shares,” and together with the 1999 Shares, the “Hunt Owned Shares”); and

WHEREAS, in conjunction with the execution and delivery of the 2000 Purchase Agreement, all parties acquiring shares of Common Stock thereunder were afforded registration rights as set forth in that certain Registration Rights Agreement dated June 27, 2000 (the “2000 Registration Rights Agreement”);

WHEREAS, the Company and Hunt are parties to that certain Securities Purchase Agreement, dated as of October 16, 2001, as amended December 28, 2001 (as so amended, the “2001 Purchase Agreement”), pursuant to which

(i) the Company sold to Hunt that certain Subordinated Secured Convertible Note, dated as of October 16, 2001, made by the Company in favor of Hunt in the original principal amount of $2,500,000 (the “Convertible Note”);

(ii) the Company and Hunt entered into that certain Security Agreement, dated as of October 16, 2001 (the “Security Agreement”); and

(ii) the Company and Hunt entered into that certain Rights Agreement, dated as of October 16, 2001 (the “Rights Agreement”); and

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of February 22, 2004, by and among the Company, Trinity Learning Corporation, a Utah corporation (“Trinity”), and MTX Acquisition Corp., a Utah corporation and wholly-owned subsidiary of the Company (“MTX”), a true and accurate copy of which is attached hereto as Exhibit A (the “Merger Agreement”), which contemplates the merger of Trinity with and into MTX, with MTX as the surviving corporation (the “Merger”); and

WHEREAS, the Company and Hunt desire to enter into a Warrant Agreement in the form attached hereto as Exhibit B (the “New Warrant Agreement”), pursuant to which the Company, upon the closing of the Merger (the “Merger Closing”), will issue to Hunt warrants to purchase 4,981,754 shares (the “New Warrant Shares”) of Common Stock at an exercise price of $0.001 per share (the “New Warrants”), in full satisfaction of all rights of Hunt under the Rights Agreement, which will thereby be terminated; and

WHEREAS, the Company has filed a shelf registration statement on Form S-3, registering for resale by Hunt 1,279,220 shares of Common Stock (representing the Hunt Owned Shares) and 350,000 shares of Common Stock, issuable as the 1999 Warrant Shares, but has not registered for resale the shares of Common Stock issuable upon conversion of the principal on and interest payable under the Convertible Note (the “Conversion Shares”), even though required to do so pursuant to the terms of the Registration Rights Agreement; and

WHEREAS, as a condition to entering into this Agreement, Hunt requires the Company to file, promptly after the Merger Closing, a separate registration statement (utilizing Rule 462 promulgated under the Securities Act where applicable), registering for resale all of the Conversion Shares, New Warrant Shares and Default Shares (as defined in Section 1 below); and

WHEREAS, in contemplation of the Merger, the Company and Hunt desire to amend the 1999 Purchase Agreement, the 2000 Purchase Agreement, the 2001 Purchase Agreement, the 1999 Warrants, the Registration Rights Agreement, the Rights Agreement, the 2000 Registration Rights Agreement, the Convertible Note and the Security Agreement (the “Transaction Agreements”), on the terms and conditions set forth herein, and to take the other actions described herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions.

Capitalized terms used in this Agreement, to the extent not otherwise defined herein, shall have the meanings set forth below.

“13D Test” has the meaning set forth in Section 2(a).

“1999 Purchase Agreement” has the meaning set forth in the recitals hereto.

“1999 Warrant Agreement” has the meaning set forth in the recitals hereto.

“1999 Warrants” has the meaning set forth in the recitals hereto.

“1999 Warrant Shares” has the meaning set forth in the recitals hereto.

“2000 Purchase Agreement” has the meaning set forth in the recitals hereto.

“2000 Registration Rights Agreement” has the meaning set forth in the recitals hereto.

“2000 Shares” has the meaning set forth in the recitals hereto.

“2001 Purchase Agreement” has the meaning set forth in the recitals hereto.

“Adjustment Events” has the meaning set forth in Section 3(a).

“Affiliate” means, with respect to any Person (the “Subject Person”), (i) any other Person (a “Controlling Person”) that directly, or indirectly through one or more intermediaries, Controls the Subject Person or (ii) any other Person (other than the Subject Person or a Consolidated Subsidiary of the Subject Person) which is Controlled by or is under common Control with a Controlling Person.

“Approved Amendment” has the meaning set forth in Section 2(c).

“Board” has the meaning set forth in Section 2(b).

“Change of Control” means (i) after the date of this Agreement, any person or group of persons (within the meanings of Section 13 and 14 of the Exchange Act and the rules and regulations of the Commission relating to such sections), other than Hunt and other than as a result of the Merger, shall have acquired beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 promulgated by the Commission pursuant to the Exchange Act) of 30% or more of the outstanding shares of Common Stock of the Company, or (ii) individuals constituting the board of directors of the Company on the date hereof cease for any reason to constitute at least a majority of the board of directors of the Company then in office; provided, upon consummation of the Merger, any change in the composition of the board of directors contemplated by the Merger Agreement shall not trigger this clause (ii), though this exception shall not extend to any subsequent changes in the composition of the board of directors thereafter.

“Commission” means the Securities and Exchange Commission.

“Common Stock” has the meaning set forth in the recitals hereto.

“Control” (including, with correlative meanings, the terms “Controlling,” “Controlled by” and under “common Control with”) means, as used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through beneficial ownership of voting securities, by contract or otherwise.

“Conversion Default” has the meaning set forth in Section 4(e)(ii).

“Conversion Default Fee” has the meaning set forth in Section 4(e)(ii).

“Conversion Price” has the meaning set forth in the Convertible Note.

“Conversion Shares” has the meaning set forth in the recitals hereto.

“Convertible Note” has the meaning set forth in the recitals hereto.

“Current Market Price” has the meaning set forth in the New Warrant.

“Deadline” has the meaning set forth in Section 4(e)(i).

“Debt” has the meaning set forth in the 2001 Purchase Agreement.

“Default Fee” means, collectively, the Registration Default Fee and the Conversion Default Fee.

“Default Fee Carve-Out Test” has the meaning set forth in Section 3(f)(iii).

“Default Note” has the meaning set forth in Section 3(f)(iii).

“Default Shares” means shares of Common Stock issuable upon conversion of all or any portion of the Default Fee.

“Derivative Securities” of a Person means any securities convertible into or exchangeable or exercisable for equity securities issued by such Person.

“Effective Date Default” has the meaning set forth in Section 3(f)(i).

“Event of Default” has the meaning set forth in the 2001 Purchase Agreement and the Convertible Note, as amended hereby.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Effectiveness Date” has the meaning set forth in Section 3(f)(ii).

“Final Merger Agreement” has the meaning set forth in Section 2(c).

“Hunt Derivative Securities” means, collectively, the Convertible Note, the Default Note (if and when issued) and the Warrants.

“Hunt Derivative Shares” means, collectively, the Conversion Shares, the Default Shares and the Warrants Shares (representing the shares of Common Stock issuable upon exercise or conversion of the Hunt Derivative Securities).

“Hunt Owned Shares” has the meaning set forth in the recitals hereto.

“Hunt Shares” means collectively, the Hunt Owned Shares and the Hunt Derivative Shares.

“Lien” has the meaning set forth in the 2001 Purchase Agreement.

“Limitation” has the meaning set forth in the Section 2(a).

“Listing Application” has the meaning set forth in Section 4(b).

“Liquidated Damage Fee Cap” has the meaning set forth in Section 3(f)(iii).

“Maturity Date” has the meaning set forth in the Convertible Note, as such Convertible Note is amended hereby.

“Merger” has the meaning set forth in the recitals hereto.

“Merger Agreement” has the meaning set forth in the recitals hereto.

“Merger Closing” has the meaning set forth in the recitals hereto.

“Merger Deadline” means August 31, 2004.

“Minimum Reserved Amount” has the meaning set forth in Section 4(a).

“MTX” has the meaning set forth in the recitals hereto.

“NASD” has the meaning set forth in Section 4(b).

“New Registration Statement” has the meaning set forth in Section 3(f)(i).

“New Warrant Agreement” has the meaning set forth in the recitals hereto.

“New Warrant Shares” has the meaning set forth in the recitals hereto.

“New Warrants” has the meaning set forth in the recitals hereto.

“Person” means an individual, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind.

“Prepayment Notice” has the meaning set forth in the Convertible Note.

“Qualified Financing Transaction” has the meaning set forth in Section 3(f)(i).

“Registration Default” has the meaning set forth in Section 3(f)(iii).

“Registration Default Fee” has the meaning set forth in Section 3(f)(iii).

“Registration Rights Agreement” has the meaning set forth in the recitals hereto.

“Required Effectiveness Date” has the meaning set forth in Section 3(f)(ii).

“Required Effectiveness Test” has the meaning set forth in Section 3(f)(ii).

“Required Maintenance Period” has the meaning set forth in Section 3(f)(iii).

“Rights Agreement” has the meaning set forth in the recitals hereto.

“Sale Event” means (i) a Change of Control of the Company, (ii) a transfer of all or substantially all of the assets of the Company to any Person in a single transaction or series of related transactions, or (iii) a consolidation, merger or amalgamation of the Company with or into another Person in which the Company is not the surviving entity (other than a merger effected solely to change the jurisdiction of incorporation of the Company and that results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock).

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” has the meaning set forth in the recitals hereto.

“Shareholder Ballot” has the meaning set forth in Section 2(d).

“Trinity Subsidiary” means Trinity (as survived by MTX in the Merger) and any other Subsidiary of Trinity existing immediately prior to the Merger Closing (which shall become a Subsidiary of MTX immediately after the Merger Closing).

“Subsidiary” means, with respect to any Person, any corporation or other entity of which (i) a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person or (ii) the results of operations, the assets and the liabilities of which are consolidated with such Person under generally accepted accounting principles, consistently applied.

“Trading Day” means any business day on which the automated quotation system or national securities exchange on which the Common Stock is then traded is open for trading for at least four (4) hours.

“Transaction Agreements” has the meaning set forth in the recitals hereto.

“Trinity” has the meaning set forth in the recitals hereto.

“Warrants” means collectively both the 1999 Warrants and, when and if issued pursuant to the terms of this Agreement, the New Warrants.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of either or both of the 1999 Warrants and the New Warrants.

2. Provisions Effective Immediately.

The following provisions are effective immediately and, subject to the terms of Section 6 below, subsections (a) and (b) will continue to be effective notwithstanding whether or not the Merger is successfully consummated:

(a) Conversion Limit. Effective upon execution of this Agreement, notwithstanding the conversion rights under the Convertible Note and the Default Note, if and when issued, and the exercise rights under the Warrants, unless Hunt delivers a waiver as described below in this Section 2(a), the portion of the Convertible Note and the Default Note that may be converted into shares of Common Stock, and the portion of the Warrants that may be exercised for shares of Common Stock, shall in each case be limited (the “Limitation”) to the extent necessary to provide the result that the beneficial ownership by Hunt and its Affiliates after giving effect to any such conversion or exercise shall not be more than 9.95% of the outstanding shares of Common Stock of the Company. For purposes of this Section 2(a), beneficial ownership shall be determined in accordance with Rule 13d-3 of the Exchange Act and Regulations 13D-G thereunder (the “13D Test”). For purposes of clarity, the parties acknowledge that the Limitation would have the following effect at the time of any such conversion or exercise by Hunt:

(i) Hunt shall first total the number of shares of Common Stock then owned by Hunt.

(ii) Hunt shall add to the amount in subclause (i) above, (A) any shares of Common Stock then owned by any other Affiliate of Hunt and (B) any shares of Common Stock then deliverable to Hunt or its Affiliates upon exercise under new Derivative Securities issued to Hunt after the date hereof unless such Derivative Securities contain a limitation similar to the Limitation specified herein (calculated consistent with the 13D Test).

(iii) The sum of the number of shares of Common Stock derived from adding the amounts under subclause (i) and (ii) above is herein referred to as the “Hunt long shares.”

(iv) The number of actual issued and outstanding shares of Common Stock of the Company shall then be calculated (the “actual outstanding amount”).

(v) The portion of the Convertible Note or Default Note that may then be converted and/or the portion of the Warrants that may then be exercisable by Hunt shall be the amount thereof which would result in the issuance (as a result of the conversion or exercise) of shares of Common Stock to Hunt that, when added to the “Hunt long shares”, would result in Hunt and its Affiliates owning after the issuance not more than 9.95% of the sum of (A) the “actual outstanding amount” and (B) the number of shares of Common Stock to be issued to Hunt pursuant to the then applicable conversion or exercise (calculated consistent with the 13D Test).

Notwithstanding the foregoing, the Limitation set forth in this Section 2(a) shall not apply and shall be of no further force or effect upon the earlier to occur of (i) immediately preceding and upon any Sale Event, (ii) immediately preceding and upon the Maturity Date or the date Hunt receives a Prepayment Notice from the Company, provided, with respect to the events specified in this subclause (ii), that Hunt has not delivered (A) prior to the Maturity Date or (B) after the receipt of a Prepayment Notice, but prior to the date the Convertible Note is scheduled to be repaid pursuant to the Prepayment Notice, in either case, a written notice to the Company stating its intention to continue the Limitation, which Limitation may be continued at Hunt’s sole discretion either with respect to the Warrants (but not the Convertible Note or a designated portion thereof) or with respect to both the Warrants and the Convertible Note, or either a designated portion thereof or a combination thereof, or (iii) following the occurrence of any Event of Default which is not cured within the time limits applicable thereto, provided, in the event specified in this subclause (iii) that (A) Hunt delivers a written notice to the Company stating its intention to void the Limitation and (B) such Limitation shall terminate on the date set forth in such notice, which shall not be earlier than 65 days after the date of delivery of such notice.

(b) Board of Directors. Effective upon execution of this Agreement, the parties agree that Hunt shall have no right under Section 6.15 of the 2001 Purchase Agreement (Section 6.15 of the 1999 Purchase Agreement having been superseded in its entirety by Section 6.15 of the 2001 Purchase Agreement) to designate a person to be elected as a member of the board of directors of the Company (the “Board”), and the Company shall have no obligation under such section to cause any such person to be elected as a member of the Board, until the later to occur of (i) September 1, 2005 or (ii) the completion of the thirteenth (13th) month following the Merger Closing. The Company hereby acknowledges that no representative of Hunt has served on the Board since November 13, 2002.

(c) Amendment of or Waiver under Merger Agreement. Effective upon execution of this Agreement, the Company shall not amend, supplement or waive any “material” provision of the Merger Agreement or any ancillary agreement entered into in connection with or contemplated by the Merger Agreement, and shall not in any other way “materially” modify the terms of the Merger specifically set forth in the Merger Agreement without the prior written consent of Hunt (each, an “Approved Amendment”). For purposes of this Section 2(c), “material” and “materiality” shall be construed to encompass (i) all provisions which affect the capitalization of the Company prior to or following consummation of the Merger (such as, without limitation, the exchange ratio under the Merger Agreement); (ii) any provision which results in the payment of compensation (whether cash or otherwise) by any party to the Merger Agreement (such as break-up fees or expense reimbursements in the event the Merger is not consummated); (iii) Articles V, VI and VII of the Merger Agreement, which govern, respectively, the Company’s conduct prior to consummation of the Merger, Trinity’s conduct prior to consummation of the Merger and the Company’s and Trinity’s supplemental agreements prior to the consummation of the Merger in furtherance of the purposes of the Merger; (iv) any provision which establishes various thresholds for materiality or material adverse effect under the provisions of the Merger Agreement; or (v) any similar provision or item reasonably expected to have a material impact upon the economic terms of the Merger or upon Hunt in its capacity as a holder of the Hunt Shares; provided, however, “material” and “materiality” as used in this Section 2(c) shall not include amendments to or waivers of non-substantive and non-economic provisions under the Merger Agreement, such as opinion or third party consent delivery requirements upon the closing of the Merger and similar provisions. The Merger Agreement attached hereto as Exhibit A, as the same may be amended either by an Approved Amendment or without the consent of Hunt, if such amendment would not otherwise violate the terms of this section 2(c), is herein referred to as the “Final Merger Agreement”.

(d) Approval of Merger. Effective upon execution of this Agreement, and subject to the Company’s performance of and continuous compliance with all of covenants and obligations of the Company set forth herein (including subsection (c) above), Hunt hereby agrees to vote all shares of capital stock of the Company that are beneficially owned by Hunt at a meeting of the shareholders of the Company held on or before the Merger Deadline in favor of approval of the Merger, and all ancillary actions required by the shareholders of the Company consistent with and in furtherance of the consummation of the Merger as submitted to the shareholders of the Company at such meeting (such as a name change of the Company, an amendment of the Company’s Articles of Incorporation to increase the authorized number of shares of common stock, authorization for a reverse stock split and similar proposed actions) on the terms and subject to the conditions set forth in the Final Merger Agreement (the “Shareholder Ballot”).

3. Provisions Effective upon Consummation of Merger.

The following provisions are binding upon the parties upon execution of this Agreement, but shall not be effective unless and until a Merger Closing occurs, on or before the Merger Deadline, strictly on the terms and subject to the conditions set forth in the Final Merger Agreement attached hereto as Exhibit A (and any Approved Amendment thereto).

(a) Issuance of Warrants in Satisfaction of Rights Agreement. Subject to the terms and conditions set forth herein, the Company agrees to enter into the New Warrant Agreement and issue the New Warrants to Hunt effective concurrently with the Merger Closing, and Hunt agrees to accept the New Warrants in full satisfaction of its rights and the Company’s obligations under the Rights Agreement. Upon the execution and delivery by the parties of the New Warrant Agreement and the issuance and delivery of the New Warrants to Hunt upon the Merger Closing, the Rights Agreement shall automatically terminate and be of no further force or effect. All share and per share amounts set forth in the form of New Warrant Agreement attached hereto as Exhibit B are based on the Company’s capital structure as of the date of this Agreement, and are subject to proportional adjustment in the event of any stock split, reverse stock split, stock dividend, combination, reclassification, recapitalization, reorganization or similar event (collectively, “Adjustment Events”) occurring after the date of this Agreement but prior to the issuance of the New Warrant, in the same manner as if such event had occurred under the terms of the New Warrant Agreement after the execution and effectiveness of the New Warrant Agreement and issuance of the New Warrants. Hunt hereby makes the same “investment representations” set forth in Section 4.1 of the 2001 Purchase Agreement made thereunder as to the “Securities” issued thereunder with regard to Hunt’s rights set forth in this Agreement to receive the New Warrants and the New Warrant Shares upon exercise thereof (which provisions are hereby incorporated herein in full by reference with all references therein to “Securities” being deemed to be references to the New Warrants and the New Warrant Shares).

(b) Amendments to Security Agreement. Notwithstanding anything set forth in the Security Agreement to the contrary, upon the Merger Closing:

(i) The term “Collateral” as used in the Security Agreement shall not include any of the assets of any Trinity Subsidiary; provided, however, that “Collateral” as used in the Security Agreement shall include, in addition to any other items set forth therein, (A) all shares of capital stock of MTX from time to time owned by the Company, and the certificates and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such shares; (B) all indebtedness from time to time owed to the Company by any Trinity Subsidiary and the instruments evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such indebtedness; and (C) the proceeds, in cash or otherwise, of any of the property described in the foregoing clauses (A) and (B) and all liens, security, rights, remedies and claims of the Company with respect thereto.

(ii) The term “Obligations” as used in the Security Agreement shall mean all indebtedness, liabilities and obligations of the Company under the Convertible Note, the 2001 Purchase Agreement, and this Agreement, including, without limitation, any Registration Default Fees and/or Conversion Default Fees payable pursuant to Sections 3(f)(iii) and 4(e)(ii) of this Agreement.

(c) Restrictive Covenants. The Company acknowledges the continuing effect and validity of all covenants and obligations of the Company, and all rights of Hunt, set forth in the Transaction Agreements. In addition to and not in lieu of such covenants and obligations, the Company covenants and agrees that, from and after the Merger Closing until the date that the Convertible Note has either been repaid in its entirety and/or converted entirely into Common Stock:

(i) The Company shall not, without Hunt’s prior written consent, convey, sell, lease, assign or otherwise transfer all or any part of its business, assets or property to any Trinity Subsidiary, or enter into any agreement to do any of the foregoing.

(ii) The Company shall not, without Hunt’s prior written consent, directly or indirectly pay any funds to or for the account of, assume any obligations of, or make any investment in, any Trinity Subsidiary, whether by acquisition of stock or indebtedness, by loan, advance, capital contribution, transfer of property, indemnification agreement, guarantee or other agreement to pay, purchase, assume, endorse or service, directly or indirectly, any debt, obligation or liability of any Trinity Subsidiary, or otherwise, or enter into any agreement to do any of the foregoing.

(iii) The Company shall not, without Hunt’s prior written consent, create, or permit any Subsidiary to create, any additional Subsidiaries, or enter into, or permit any Subsidiary to enter into, any merger or consolidation (or any agreement relating to any merger or consolidation).

(iv) All overhead and related charges shall be borne by the Trinity Subsidiaries and the Company on a fair and equitable basis.

(v) Hunt agrees that the restrictive covenants on the incurrence of Debt and Liens shall not apply to any Trinity Subsidiary (including the existing Debts and Liens of Trinity, which shall become Debts and Liens of MTX after the Merger Closing); provided the remaining conditions of this Section 3(c) and of the 2001 Purchase Agreement are fully satisfied (specifically including, but not limited to, the Company and each Subsidiary, other than a Trinity Subsidiary, not being liable for the Debt of and having none of their assets encumbered by any action or agreement of any Trinity Subsidiary).

(d) Agreements Concerning Convertible Note.

(i) Prepayment. Upon the Merger Closing, Section 2.2(c) of the Convertible Note shall be amended and restated to read in its entirety as follows:

“At any time after October 16, 2003, and prior to the Maturity Date, the Company may voluntarily prepay this Convertible Note upon twenty (20) days prior notice (the “Prepayment Notice”) to the Holder; provided that the Market Price of the Common Stock equals or exceeds Three Dollars ($3.00) per share (as appropriately adjusted for stock splits, reverse stock splits, stock dividends, combinations, reclassifications, recapitalizations, reorganizations and similar events (collectively, “Adjustment Events”)) for the thirty (30) consecutive calendar days immediately prior to the Prepayment Notice. After the Prepayment Notice and prior to the prepayment date, the Holder shall have the right to convert this Convertible Note pursuant to Article 4 hereof, as amended pursuant to Section 2 of that certain Exchange Agreement between the Company and Hunt dated June 4, 2004. The Company’s ability to prepay the Convertible Note under this Section 2.2(c) will not be affected in the event that the Market Price of the Common Stock is less than Three Dollars ($3.00) per share (as appropriately adjusted for all Adjustment Events) at any time after the date of the Prepayment Notice.”

(ii) Waiver of Acceleration Event. Hunt hereby waives any rights that it has under Section 2.2(b) of the Convertible Note to accelerate the Maturity Date of the Convertible Note due to the fact that the Merger constitutes a Sale Event, provided that the Merger Closing occurs on or before the Merger Deadline in accordance with the terms of the Final Merger Agreement.

(iii) Waiver of Adjustments. Hunt hereby waives any adjustment to the Conversion Price of the Convertible Note that could otherwise be effected pursuant to Section 4.3 of the Convertible Note due solely to the consummation of the Merger, provided that the Merger Closing occurs on or before the Merger Deadline in accordance with the terms of the Final Merger Agreement.

(iv) Waiver of Business Purpose Covenant. Hunt hereby waives any right that it may have to declare an Event of Default under Section 7.7 (Change of Business Purpose) of the 2001 Agreement that may occur as a result of the Merger Closing; provided that the Merger Closing occurs on or before the Merger Deadline in accordance with the terms of the Final Merger Agreement.

(e) Amendments to Registration Rights Agreement.

(i) Effective upon the Merger Closing, all of the Hunt Shares shall constitute “Registrable Securities” and shall be subject to registration under the Registration Rights Agreement, as amended pursuant to the terms of this Agreement (and to the extent the 2000 Shares were otherwise originally covered by the 2000 Registration Rights Agreement, the Company acknowledges that such shares shall be covered by the Registration Rights Agreement, as amended pursuant to the terms of this Exchange Agreement, in lieu of being covered under the 2000 Registration Rights Agreement). Without limiting the generality of the foregoing, Section 1(a) of the Registration Rights Agreement is amended to read in its entirety as follows:

“Securities Purchase Agreement. The Company and the Security Holder entered into that certain Securities Purchase Agreement dated as of November 22, 1999 (the “First Securities Purchase Agreement”), pursuant to which the Company issued an aggregate of 1,142,857 shares (the “Initial Shares”) of the common stock of the Company, par value $.001 per share (the “Common Stock”), to the Security Holder (together with its successors, assigns or transferees, the “Holders”). In addition, pursuant to the terms of the Securities Purchase Agreement and the transactions contemplated thereby, the Company has entered into an agreement (the “1999 Warrant Agreement”) whereby the Company has issued to the Security Holder warrants (the “1999 Warrants”) exercisable for an aggregate of 350,000 shares of Common Stock (the “1999 Warrant Shares”). The number of 1999 Warrant Shares is subject to adjustment upon the occurrence of stock splits, reverse stock splits, stock dividends, combinations, reclassifications, recapitalizations, reorganizations, and similar events (collectively, “Adjustment Events”) occurring after the date hereof, as set forth in the 1999 Warrant Agreement. In addition, pursuant to that certain Securities Purchase Agreement dated June 27, 2000 (the “Interim Securities Purchase Agreement”), the Company issued to the Security Holder 136,363 shares of Common Stock (the “2000 Shares”). Further, the Company and the Security Holder entered into that certain

Securities Purchase Agreement dated as of October 16, 2001 (the “Subsequent Securities Purchase Agreement,” and together with the First Securities Purchase Agreement and the Interim Securities Purchase Agreement, the “Securities Purchase Agreements”) pursuant to which the Company issued to the Security Holder a Subordinated Secured Convertible Note (the “Convertible Note”) the terms of which provide that the Security Holder may, at its election, convert all or a portion of the outstanding principal and interest into shares of Common Stock (the “Conversion Shares”). The number of Conversion Shares is subject to adjustment upon the occurrence of any Adjustment Events occurring after the date hereof, as set forth in the terms of the Convertible Note. On June 4, 2004, the Company and the Security Holder entered into that certain Exchange Agreement, pursuant to which the Company has issued to the Security Holder an agreement (the “2004 Warrant Agreement” and, together with the 1999 Warrant Agreement, the “Warrant Agreements”) whereby the Company has issued to the Security Holder warrants (the “2004 Warrants” and, together with the 1999 Warrants, the “Warrants”) exercisable for an aggregate of 4,981,754 shares of Common Stock (the “2004 Warrant Shares” and, together with the 1999 Warrant Shares, the “Warrant Shares”). The number of 2004 Warrant Shares is subject to adjustment upon the occurrence of any Adjustment Event occurring after the date hereof, as set forth in the 2004 Warrant Agreement.”

(ii) The Registration Rights Agreement is amended to include all definitions set forth in the amended text of Section 1(a) of the Registration Rights Agreement as described above, and all references in the Registration Rights Agreement to the defined terms previously included in Section 1(a) thereof are hereby replaced with the defined terms set forth in the amended text of Section (a) of the Registration Rights Agreement as described above.

(f) New Registration Statement.

(i) Filing; Effectiveness. In accordance with the Company’s obligations under Section 2.1(a) of the Registration Rights Agreement, within ten (10) days after the Merger Closing, the Company shall prepare and file a new registration statement (the “New Registration Statement”) to effect registration under the Securities Act of all, but not less than all, of the Hunt Shares, all to the extent requisite to permit the public disposition of such Hunt Shares. The parties acknowledge that, as of the date of this Agreement, the Hunt Owned Shares and the 1999 Warrant Shares (but not the remainder of the Hunt Shares) are currently registered pursuant to an existing registration statement of the Company. To the extent reasonably practical, while satisfying its obligation to effect the registration of all of the Hunt Shares as contemplated herein, the Company shall maintain the effectiveness of such existing registration statement after the Merger Closing while filing a new registration statement covering the remainder of the Hunt Shares (utilizing Rule 462 promulgated under the Securities Act or otherwise). The registration statement required to be filed and maintained by the Company covering all of the Hunt Shares as described in this Section 3(f), whether as a new registration statement or in combination with such existing registration statement, is herein referred to as the “New Registration Statement.” Notwithstanding anything set forth in the Registration

Rights Agreement to the contrary, the Company shall use its best efforts to cause the New Registration Statement to be declared effective by the Commission no later than the earlier to occur of (i) sixty (60) days after the date of the Merger Closing, or (ii) five (5) business days after the receipt of a “no review” or similar letter from the Commission (the “Required Effectiveness Date”); provided, however, in the event that after the date of the filing of the New Registration Statement, but before the date the Commission declares the New Registration Statement effective, the Company consummates a Qualified Financing Transaction, then to the extent that the Company is required by applicable securities laws to amend the as-filed (but not declared effective) New Registration Statement to account for the Qualified Financing Transaction, the Required Effectiveness Date shall be extended until the earlier to occur of (i) sixty (60) days after the consummation of the Qualified Financing Transaction (but in no event later than ninety (90) days after the date of the Merger Closing) or (ii) five (5) business days after the receipt of a “no review” or similar letter from the Commission; provided, however, if such no review or similar letter from the Commission is received prior to the date the Company has updated the pending New Registration Statement to reflect the consummation of the Qualified Financing Transaction (to the extent such update is required by applicable law), then such “no review” clause shall be construed to mean five (5) business days after the receipt of a “no review” or similar letter after the New Registration Statement has been so updated (with the Company using its best efforts to cause such update to occur as soon as reasonably practicable). A “Qualified Financing Transaction” means the issuance by the Company to one or more third parties in a single transaction of restricted equity securities in a private placement from and after the Merger Closing and prior to the sixtieth (60th) day after the Merger Closing, which results in net cash proceeds to the Company of at least $5 million. The failure of the New Registration Statement to be declared effective by the Required Effectiveness Date is herein referred to as an “Effective Date Default.”

(ii) Non-Accrual of Registration Default Fees. During the time in which there exists an Effective Date Default and extending until the earlier of (a) the date the New Registration Statement is declared effective by the Commission (the “Final Effectiveness Date”) or (b) the one hundred and fifth (105th) day following the Merger Closing, the Company may avoid the accrual of Registration Default Fees (as defined and set forth in Section 3(f)(iii)) pertaining solely to an Effective Date Default if the Company shall have responded in good faith and in a commercially reasonable and timely manner to all comments received from the Commission with respect to the New Registration Statement prior to the Required Effectiveness Date, and provided the Company meets the following conditions (which collectively shall be known as the “Required Effectiveness Test”): (I) during the period following the sixtieth (60th) day following the Merger Closing and extending unto the ninetieth (90th) day following the Merger Closing, the Company shall respond in good faith to all comments received from the Commission with respect to the New Registration Statement by filing such response with the Commission as contemplated herein within seven (7) days of the receipt of such comments, or (II) during the period following the ninetieth (90th) day following the Merger Closing but prior to the one hundred and fifth (105th) day following the Merger Closing, if, and only if, the sole reason the New Registration Statement has not been declared effective is as a result of both (A) the passage of time being required for the

Company to timely make its required quarterly or annual filings with the Commission, and (B) the information to be included within those quarterly or annual filings being necessary in order for the Commission to declare effective the New Registration Statement. Notwithstanding anything to the contrary in this Section 3(f)(ii), if during the period set forth in subsection (I) above the Company files a response after the seventh (7th) day of the receipt of comments from the Commission, the Registration Default Fees (as defined below) shall accrue only for those days following the seventh (7th) day through the date such response is filed with the Commission. The New Registration Statement shall initially include a “Selling Stockholder” section substantially in the form attached hereto as Exhibit C.

(iii) Registration Maintenance Failure; Default. The effectiveness of the New Registration Statement shall be continuously maintained by the Company for a period of five (5) years after the Final Effectiveness Date, subject to the right of the Company to suspend the effectiveness thereof for not more than five (5) consecutive Trading Days or an aggregate of twenty (20) Trading Days during the first twelve (12) months following the Merger Closing, and not more than ten (10) consecutive Trading Days or an aggregate of thirty (30) Trading Days during each of the 2nd through 5th years of such five-year period. The time period following the Final Effectiveness Date during which the Registration Statements are required to remain effective as described above is herein referred to as the “Required Maintenance Period.” For purposes of clarity, the Required Maintenance Period covenant shall apply notwithstanding the occurrence of any event that the Company determines requires the New Registration Statement to be amended or updated (which may result in an abatement of the effectiveness thereof while such amendment or update is occurring) in order to cause the prospectus or any supplemental prospectus forming a part thereof not to contain an untrue statement of a material fact or to omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading. Subject to the Default Fee Carve-Out Test and the Liquidated Damage Fee Cap (each as defined below), in the event of an Effective Date Default, or in the event effectiveness of the New Registration Statement is not maintained for the Required Maintenance Period, then, in either case, the Company shall pay to Hunt monthly, as liquidated damages and not as a penalty, an aggregate amount of $7,500 for each day that either (i) the Required Effectiveness Test is not satisfied or (ii) the Required Maintenance Period test is not satisfied (the “Registration Default Fee”). These requirements shall continue to apply for so long as more than 100,000 shares of Common Stock are held either directly by Hunt or beneficially as a result of the terms of the Hunt Derivative Securities, or through a combination thereof. Notwithstanding anything herein to the contrary, (i) the maximum aggregate Registration Default Fees owed and payable by the Company shall be $500,000 (the “Liquidated Damage Fee Cap”) and (ii) commencing after the completion of the thirteenth (13th) month following the Merger Closing, but not prior thereto, no Registration Default Fees will be charged for any Trading Day if, on that applicable Trading Day, Hunt would be able to sell, pursuant to Rule 144 of the Securities Act (under subsection (e) or (k) thereof and as if Hunt utilized the net exercise or cashless exercise feature contained in the Warrants), either (x) at least one (1) million Hunt Shares (other than the Conversion Shares and Default Shares, which shall not be included for purposes of this test) (which number shall be adjusted for any Adjustment

Event occurring after the date of this Agreement), or (y) all of the Hunt Shares then owned or controlled by Hunt (including for purposes of this test, the Conversion Shares and the Default Shares), in each case to a purchaser without the requirement of selling under the New Registration Statement in order for such purchaser to receive freely tradable shares without restrictive legend (the “Default Fee Carve-Out Test”). Hunt and the Company each hereby agrees to cooperate in good faith in sharing all necessary information in order to determine whether, and for how many Trading Days, the Default Fee Carve-Out Test has been satisfied. During any period that the Default Fee Carve-Out Test has been satisfied, the failure of the Company to satisfy the Required Maintenance Period covenant shall not result in any damages payable by the Company and the Company shall not, as a result thereof, be deemed to be in breach of any of the registration covenants set forth in this Section 3(f). In addition, if the Liquidated Damage Fee Cap is reached, then for each Trading Day thereafter in which a Registration Default Fee would otherwise be payable by the Company pursuant to the terms hereof but for the existence of such cap, Hunt shall have the right to seek actual damages as a result of a Required Maintenance Period default in lieu of the payment by the Company of the Registration Default Fee (with such actual damages being based solely on Trading Days occurring after the Trading Days included within the amounts owed by the Company up to the Liquidated Damage Fee Cap). Such Registration Default Fee shall be paid to Hunt by the fifth day of the month following the month in which it has accrued or, at the option of Hunt (by written notice to the Company by the first day of the month following the month in which it has accrued), shall be (i) added to the principal amount of the Convertible Note (if then outstanding) payable to Hunt, in which event interest shall accrue thereon in accordance with the terms of the Convertible Note or (ii) if the Convertible Note is not then outstanding, deemed treated as issued in the form of the new convertible secured promissory note containing terms identical to the Convertible Note and the Security Agreement and convertible into Common Stock on the same basis as the Convertible Note, except the conversion price thereunder shall be the lesser of the conversion price set forth in the Convertible Note or the Current Market Price (the “Default Note”). Notwithstanding whether Hunt elects to add the Registration Default Fee to the principal amount of the Convertible Note or the Default Note, any Registration Default Fee shall constitute an “Obligation” under the Security Agreement, as amended hereby. In addition to and not in lieu of the foregoing, if, for any reason, either (i) the New Registration Statement has not been declared effective by the one hundred and fifth (105th) day following the Merger Closing or (ii) the Registration Default Fee is incurred for a period of more than thirty (30) Trading Days in the aggregate during any calendar year (each a “Registration Default”), then either such event shall constitute an “Event of Default” under the Convertible Note, and Hunt may elect to cause the Company to immediately repay the Convertible Note or the Default Note in full, in addition to pursuing any other remedies provided under the Convertible Note or the Default Note, the Security Agreement, this Agreement, or otherwise.

(iv) Applicability of Registration Rights Agreement. Except as specifically provided herein, the Company shall continue to be bound by all of the obligations, and Hunt shall have all of the rights, with respect to the New Registration Statement as set forth in the Registration Rights Agreement, as amended hereby. In the event of any conflict between the terms of the Registration Rights Agreement (as amended hereby) and the terms of this Agreement, the terms of this Agreement shall control.

4. Additional Covenants of the Company.

(a) Reserved Shares and Listings. The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock (notwithstanding the Limitation set forth in Section 2(a) of this Agreement) to provide for the issuance of all shares of Common Stock issuable with respect to the Hunt Derivative Securities (collectively, the “Minimum Reserved Amount”). The Company shall not reduce the Minimum Reserved Amount without the prior written consent of Hunt. If at any time the number of shares of Common Stock authorized and reserved for issuance is less than the Minimum Reserved Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional shares, in the case of an insufficient number of authorized shares.

(b) Listing. To the extent not already listed, the Company shall promptly file listing applications (the “Listing Applications”) and secure the listing of the Conversion Shares, Warrant Shares and Default Shares (if any) upon each national securities exchange or automated quotation system upon which shares of Common Stock are then listed or quoted (subject to official notice of issuance), and shall maintain, so long as any other shares of Common Stock shall so be listed, such listing of all Hunt Owned Shares and shares of Common Stock issuable with respect to the Hunt Derivative Securities (notwithstanding the Limitation set forth in Section 2(a) of this Agreement). The Company will obtain and maintain the listing and trading of its Common Stock on the Nasdaq Stock Market’s Small Cap or National Market System, the New York Stock Exchange, Inc., or the American Stock Exchange Inc., and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers, Inc. (the “NASD”) and such exchanges or automated quotation systems, as applicable. The Company shall promptly provide to Hunt copies of any notices it receives from any such exchanges or automated quotation systems regarding the continued eligibility of the Common Stock for listing or quotation thereon.

(c) Irrevocable Instructions. Upon receipt of a notice of conversion or exercise with respect to the Hunt Derivative Securities, the Company shall immediately issue irrevocable instructions to its transfer agent to issue certificates for Common Stock, registered in the name of Hunt or its nominee, for the applicable Hunt Derivative Shares, in such amounts as specified from time to time by Hunt to the Company upon proper conversion or exercise thereof. Upon conversion and/or exercise thereof, the Company will, and will use its best efforts to cause its transfer agent to, issue one or more certificates representing shares of Common Stock in such name or names and in such denominations specified by Hunt in its notice of conversion or notice of exercise, as the case may be. As long as the New Registration Statement, shall remain effective, the Hunt Shares shall be issued to any transferee of such shares from Hunt without any restrictive legend, provided Hunt complies with the customary prospectus delivery requirements associated with a sale made pursuant to the New Registration Statement. The Company further warrants and agrees that no instructions other than these instructions have been or will be given to its transfer agent.

(d) Maintenance of Reporting Status; Supplemental Information. So long as any of the Hunt Shares or any of the Hunt Derivative Securities are outstanding, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act. The Company shall not terminate its status as an issuer required to file reports under the Exchange Act, even if the Exchange Act or the rules and regulations thereunder would permit such termination. If at any time the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish, at its expense, upon request, for the benefit of the holders from time to time of the Securities, and prospective purchasers of the Securities, information satisfying the information requirements of Rule 144 under the Securities Act.

(e) Liquidated Damages.

(i) The Company shall, and shall use its best efforts to cause its transfer agent to, issue and deliver shares of Common Stock consistent with Section 4(c) hereof within five (5) Trading Days of delivery of a notice of conversion or exercise with respect to any of the Hunt Derivative Securities (the “Deadline”) to Hunt (or any person receiving the Hunt Shares by transfer from Hunt) at the address of Hunt set forth in such notice of conversion or exercise, as the case may be. The Company understands that a delay in the issuance of such certificates after the Deadline could result in economic loss to Hunt.

(ii) Without in any way limiting Hunt’s right to pursue other remedies, including actual damages and/or equitable relief, the Company agrees that if delivery of any of the Hunt Derivative Shares is more than one (1) business day after the Deadline, the Company shall pay to Hunt, as liquidated damages and not as a penalty, $7,500 per day, in cash, for each day thereafter that the Company fails to deliver such Common Stock (such amount, the “Conversion Default Fee”). Such cash amount shall be paid to Hunt by the fifth day of the month following the month in which it has accrued or, at the option of Hunt (by written notice to the Company by the first day of the month following the month in which it has accrued), shall be (i) added to the principal amount of the Convertible Note (if then outstanding) payable to Hunt, in which event interest shall accrue thereon in accordance with the terms of the Convertible Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of the Convertible Note, or (ii) deemed treated as issued as a Default Note, in which event interest shall accrue thereon in accordance with the terms of the Default Note and such principal amount shall become convertible into Common Stock in accordance with the terms of the Default Note. Notwithstanding whether Hunt elects to add a Conversion Default Fee to the principal amount of the Convertible Note or cause such amount to be issued as a Default Note, any Conversion Default Fee shall constitute an “Obligation” under the Security Agreement, as amended hereby. If, for any reason, the Conversion Default Fee is incurred for a period of two (2) Trading Days such incurrence (each, a “Conversion Default”), shall constitute an “Event of Default” under the Convertible Note, and Hunt may elect to cause the Company to immediately repay the Convertible Note or the Default Note in full, in addition to pursuing any other remedies under the Convertible Note or the Default Note, the Security Agreement, this Agreement, or otherwise.

(f) Conversion Notice. The Company agrees that, in addition to any other remedies which may be available to Hunt, including, but not limited to, the remedies available under Section 4(e), in the event the Company fails for any reason (other than as a result of actions taken by Hunt in breach of this Agreement) to effect delivery to Hunt of certificates with or without restrictive legends, as appropriate, representing the shares of Common Stock on or prior to the Deadline after conversion or exercise of any of the Hunt Derivative Securities and such failure continues for two (2) or more Trading Days, Hunt shall be entitled, if prior to the delivery of such certificates, to revoke the notice of conversion or exercise, as applicable, by delivering a written notice to such effect to the Company whereupon the Company and Hunt shall each be restored to their respective positions immediately prior to delivery of such notice of conversion or exercise (provided, that the Company shall remain obligated to pay to Hunt all amounts required pursuant to Section 4(e) above notwithstanding Hunt’s election to revoke such notice of conversion or exercise).

5. Event of Default under Convertible Note.

In addition to and not in lieu of the items that constitute an “Event of Default” under the 2001 Purchase Agreement and the Convertible Note, the occurrence of either a Registration Default or a Conversion Default shall constitute an “Event of Default” under the Convertible Note. In addition to and not in lieu of the items that constitute an “Event of Default” under the 2001 Purchase Agreement and the Convertible Note, an “Event of Default” thereunder shall occur if (i) the Company fails to observe or perform any covenant (other than the covenants which, if violated, would result in either a Registration Default or a Conversion Default) contained in this Agreement, if such failure is not substantially cured within twenty (20) days after the Company receives written notice from Hunt specifying such failure, or (ii) any representation or warranty made or deemed to be made by the Company (or any of its officers or representatives) under this Agreement shall prove to have been incorrect or misleading in any material respect when made or deemed made. The occurrence of any “Event of Default” under this Agreement as specified herein shall entitle Hunt and/or any transferee of Hunt then holding the Convertible Note (or Default Note) to exercise all remedies provided therein and in the Security Agreement, in addition to and not exclusive of the remedies and other consequences provided in this Agreement as a result thereof.

6. Termination.

In the event that (a) the Merger Agreement is terminated without the Merger Closing having occurred, (b) the Merger Agreement is or any ancillary agreement is amended, modified, supplemented or any covenant or condition therein is waived, without the prior written consent of Hunt as an Approved Amendment, or (c) the Merger Closing has not occurred on or before the Merger Deadline and in accordance with the terms set forth in the Final Merger Agreement, then:

(i) Hunt may waive the Limitation set forth in Section 2(a) above upon not less than sixty-five (65) days’ prior written notice delivered to the Company (with such waiver taking effect only upon the expiration of such sixty-five (65) day notice period); and

(ii) Hunt may waive the restrictions set forth in Section 2(b) above upon not less than sixty-five (65) days’ prior written notice delivered to the Company (with such waiver taking effect only upon the expiration of such sixty-five (65) day notice period).

7. Commission Filings/Press Release

Hunt acknowledges that the Company intends to make an 8-K-Item 5 filing with the Commission disclosing the execution and delivery of this Agreement (together with filing a copy of this Agreement), as well as at the Company’s option an accompanying press release associated therewith. The Company acknowledges that Hunt intends to file an Amended Schedule 13-D or G with the Commission disclosing the execution and delivery of this Agreement (together with filing a copy of this Agreement). To the extent reasonably necessary or appropriate, each party will cooperate with all reasonable requests of the other party associated with such filings (and any statements ascribed to Hunt to be included in any press release shall be subject to the prior approval of Hunt).

8. Powers and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to Hunt is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Every power and remedy given by the Convertible Note or Default Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by Hunt.

9. Ratifications; Representations and Warranties.

(a) The terms and provisions of the Transaction Agreements, as modified by this Agreement (whether effective upon execution of this Agreement or upon the Merger Closing), are ratified and confirmed and shall continue in full force and effect. The Company acknowledges and agrees that each of the Transaction Agreements, as previously amended and as amended hereby (whether effective upon execution of this Agreement or upon the Merger Closing), is and shall remain in full force and effect and is and shall continue to be the legal, valid and binding obligation of the Company, enforceable against it in accordance with their respective terms.

(b) The Company hereby represents and warrants to Hunt that (i) the execution, delivery and performance of this Agreement and all other documents executed and/or delivered in connection herewith and all transactions and documents contemplated hereby and thereby have been authorized by all requisite corporate action on the part of the Company; (ii) this Agreement and all other documents executed and/or delivered in connection herewith constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms; (iii) there is no provision of law, in the charter or bylaws of the Company, and no provision of any existing mortgage, contract, lease, indenture or agreement binding on the Company, which would be contravened by the making or delivery of this Agreement or any other document executed and/or delivered in connection herewith, or by the performance or observance of any of the terms hereof or thereof; and (iv) the execution, delivery and performance of this Agreement and the transactions contemplated hereby and thereby do not require any approval or consent of, or filing or registration with, any governmental or any other agency or authority, of stockholders, or of any other party or, if such approval or consent is required, the same has been obtained; provided, Hunt acknowledges that the Company may elect to include within the Shareholder Ballot approval of the issuance of the New Warrants (and the New Warrant Shares issuable upon the exercise thereof) and the representation set forth in this Section 9(b) with respect to that particular item is subject to such condition.

10. Survival of Representations, Warranties and Covenants.

All representations, warranties and covenants made in this Agreement or any other document furnished in connection with this Agreement shall survive execution and delivery of this Agreement, and no investigation by Hunt or any closing shall affect the representations, warranties and covenants or the right of Hunt to rely upon them.

11. Notices.

All notices, demands and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address set forth on the signature pages hereof, or such other address as such party may hereafter specify for the purpose to the other parties. Each such notice, demand or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified on the signature page hereof, (ii) if given by mail, four days after such communication is deposited in the mail with first class postage prepaid, with receipt confirmed, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in or pursuant to this Section.

12. No Waivers; Amendments.

(a) No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(b) Any provision of this Agreement may be amended, supplemented or waived if, but only if, such amendment, supplement or waiver is in writing and is signed by the Company and Hunt, or Hunt’s successors or assigns.

13. Expenses.

The Company agrees to pay to Hunt promptly upon demand and presentation the reasonable out-of-pocket expenses of Hunt, including attorneys’ fees incurred in connection with the negotiation, preparation and consummation of this Agreement, the New Warrant Agreement, and the other transactions contemplated hereby and thereby.

14. Successors and Assigns; Nominees.

This Agreement shall be binding upon the Company and upon Hunt and their respective successors and assigns; provided, that the Company shall not assign or otherwise transfer its right or obligations under this Agreement to any other Person without the prior written consent of Hunt. All provisions purporting to give rights to Hunt and its affiliates or to holders of Hunt Shares or Hunt Derivative Securities are for the express benefit of such Persons and their successors and assigns, except where the transfer of Hunt’s rights hereunder are expressly limited to certain transferees.

15. Texas Law; Submission to Jurisdiction; Waiver of Jury Trial; Appointment of Agent.

This Agreement shall be construed in accordance with and governed by the laws of the State of Texas. Each party hereto hereby submits to the exclusive jurisdiction of the United States District Court for the Northern District of Texas and of any Texas state court sitting in Dallas for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each party hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

16. Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated unless a failure of consideration would result thereby.

17. Descriptive Headings.

The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof or thereof.

18. Counterparts.

This Agreement may be executed by telecopy signature and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

PROSOFTTRAINING

By:		/s/ Robert G. Gwin
Name		Robert G. Gwin
Title:		Chief Executive Officer
Address:		410 N. 44th Street
Suite 600
Phoenix, Arizona 85008
Telephone:		(602) 794-4199
Facsimile:		(602) 794-4198
Attention:		Chief Executive Officer

HUNT CAPITAL GROWTH FUND II, L.P.

By:	HUNT CAPITAL GROWTH, L.P.
its general partner

By:	HUNT CAPITAL GROUP, L.L.C.
its general partner

	By:	/s/ J.R. Holland, Jr.
J.R. Holland, Jr.
President

Address:		1601 Elm Street
Suite 4000
Dallas, Texas 75201
Telephone:		(214) 720-1600
Facsimile:		(214) 720-1662
Attention:		Kevin L. Roberts

[Signature Page to Exchange Agreement]

EXHIBIT A

AGREEMENT AND PLAN OF MERGER

The Agreement and Plan of Merger dated February 22, 2004 as filed by ProSoft with the Commission in their Form 8-k dated February 24, 2004.

EXHIBIT B

FORM OF WARRANT AGREEMENT

EXHIBIT C

FORM OF SELLING STOCKHOLDER SECTION

FOR NEW REGISTRATION STATEMENT